UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2014
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Home Depot, Inc. (the "Company") is filing this amendment to its Current Report on Form 8-K filed on August 21, 2014, which reported the promotion of Craig A. Menear, President, U.S. Retail, to the position of Chief Executive Officer ("CEO") and President of the Company, effective November 1, 2014, and the decision of current Chairman and CEO Francis S. Blake to step down from the CEO position, effective November 1, 2014, and remain as Chairman. On October 15, 2014, the independent members of the Board of Directors of the Company (the "Board"), upon the recommendation of the Leadership Development and Compensation Committee of the Board, approved the compensation for Mr. Menear and Mr. Blake in their new roles.

In connection with his promotion, Mr. Menear's new annual base salary will be $1,300,000, effective November 1, 2014, and his new annual incentive target under the Company’s Management Incentive Plan ("MIP") will be 200% of base salary. For fiscal 2014, the amount of his annual incentive award will be determined using the applicable target percentage for the portion of the year that he served in each of the three roles he has held during the fiscal year, subject in each case to performance against the pre-established performance goals set by the Leadership Development and Compensation Committee in early fiscal 2014. In addition, Mr. Menear will be granted an award of stock options having a value of $3,500,000 at the next regularly scheduled meeting of the Leadership Development and Compensation Committee. Twenty-five percent of the options will become vested and exercisable on each of the second, third, fourth and fifth anniversaries of the grant date, subject to Mr. Menear's continued employment through the applicable vesting dates.

In his role as Chairman, Mr. Blake will continue to be employed as an executive officer of the Company. Effective November 1, 2014, Mr. Blake's annual base salary will be $750,000, and his annual incentive target under the MIP will remain 200% of base salary, payout of which will be based on achievement of the pre-established performance goals set by the Leadership Development and Compensation Committee in early fiscal 2014. At this time, it is not expected that Mr. Blake will be granted any future equity awards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: October 17, 2014

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